Exhibit 99.1

Eargo Closes First Tranche Investment of $100 Million from Patient Square Capital

SAN JOSE, Calif., July 5, 2022 – Eargo, Inc. (Nasdaq: EAR) (the “Company”), a medical device company on a mission to improve the quality of life of people with hearing loss, today announced it has completed the issuance of $100 million aggregate principal amount of senior secured convertible notes to Patient Square Capital on June 28, 2022 (the “First Tranche Investment”).

The Company used approximately $16.3 million of the net proceeds to repay all existing third-party indebtedness and related pay-off expenses, and intends to use the remaining net proceeds for working capital purposes and to fund the Company’s general business requirements.

About Eargo

Eargo is a medical device company dedicated to improving the quality of life of people with hearing loss. Our innovative product and go-to-market approach address the major challenges of traditional hearing aid adoption, including social stigma, accessibility and cost. We believe our Eargo hearing aids are the first virtually invisible, rechargeable, completely-in-canal, FDA regulated, exempt Class I or Class II devices indicated to compensate for mild to moderate hearing loss. Our differentiated, consumer-first solution empowers consumers to take control of their hearing. Consumers can purchase online or over the phone and get personalized and convenient consultation and support from hearing professionals via phone, text, email or video chat. The Eargo device is offered to consumers at approximately half the cost of competing hearing aids purchased through traditional channels in the United States.

Eargo’s sixth generation device, Eargo 6, is an FDA Class II exempt hearing device featuring Sound Adjust technology that automatically optimizes the soundscape as the user moves between environments. Eargo 6 is available for purchase here.

Related Links

http://eargo.com

About Patient Square Capital

Patient Square Capital (www.patientsquarecapital.com) is a dedicated health care investment firm that partners with best-in-class management teams whose products, services and technologies improve health. Patient Square utilizes deep industry expertise, a broad network of relationships and a true partnership approach to make investments in companies that will grow and thrive. Patient Square invests in businesses that strive to improve patient lives, strengthen communities and create a healthier world. Patient Square’s team of industry-leading executives is differentiated by the depth of focus in health care, the breadth of health care investing experience, and the network it can activate to drive differentiated outcomes.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact contained in this press release are forward-

looking statements, including statements regarding the expected use of proceeds. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that could cause actual results and events to differ materially from those anticipated, including, but not limited to, risks, uncertainties and assumptions related to: the closing of the notes transaction; completion of the rights offering; the extent to which we may be able to validate processes to support the submission of claims for reimbursement from the FEHB program in the future, if at all, and our ability to maintain or increase insurance coverage of our hearing aids; the timing or results of ongoing claims audits and medical records reviews by third-party payors; the extent of losses from hearing aids delivered to customers from September 21, 2021 until December 8, 2021; the impact of third-party payor audits and the regulatory landscape for hearing aid devices on our business and results of operations; our expectations concerning additional orders by existing customers; our expectations regarding the potential market size and size of the potential consumer populations for our products and any future products, including insurance coverage of our hearing aids; our ability to release new hearing aids and the anticipated features of any such hearing aids; developments and projections relating to our competitors and our industry, including competing products; our ability to maintain our competitive technological advantages against new entrants in our industry; the pricing of our hearing aids; our expectations regarding the ability to make certain claims related to the performance of our hearing aids relative to competitive products; our expectations with regard to changes in the regulatory landscape for hearing aid devices, including the anticipated implementation of a pending over-the-counter hearing aid regulatory framework; and our estimates regarding the COVID-19 pandemic, including but not limited to, its duration and its impact on our business and results of operations. These and other risks are described in greater detail under the section titled “Risk Factors” contained in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and our other filings with the Securities and Exchange Commission. Any forward-looking statements in this press release are made pursuant to the Private Securities Litigation Reform Act of 1995, as amended, are based on current expectations, forecasts and assumptions, and speak only as of the date of this press release. Except as required by law, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact

Nick Laudico

Senior Vice President of Corporate Strategy and Investor Relations

ir@eargo.com